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                                                            EXHIBIT 23.2

                         Independent Auditor's Consent

We consent to the use in this Registration Statement of Michigan Community Bancorp Limited (the "Company") of Form SB-2 of our report dated August 20, 1998, except for Note 3, as to which the date is November 16, 1998, on the financial statements for the period ended July 31, 1998, appearing in this Registration Statement. We also consent to the reference to us under the heading "Experts", and to the incorporation by reference of this consent into any Rule 462(b) registration statement of the Company that incorporates by reference this Registration Statement.

Bloomfield Hills, Michigan
November 18, 1998                                          Plante & Moran, LLP